Exhibit 1.2

SUZANO NETHERLANDS B.V.

TERMS AGREEMENT

Debt Securities

Guaranteed by Suzano S.A.

September 3, 2025

To: The Underwriters identified herein

Ladies and Gentlemen:

Suzano Netherlands B.V. (with its corporate seat in Amsterdam, the Netherlands) (the “Company”) agrees to sell to the several Underwriters named in Schedule I hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions attached hereto as Exhibit I, the following securities (the “Securities”) on the following terms:

Title of Securities: 5.500% Global Notes due 2036

Aggregate Principal Amount: U.S.$1,000,000,000

Ranking: Senior unsecured notes.

Interest/Coupon: 5.500%

Interest Payment Dates: January 15 and July 15 of each year, commencing on January 15, 2026 (short first coupon).

Interest Payment Record Dates: January 13 and July 13 of each year.

Maturity: January 15, 2036.

Redemption Provisions/Call Options: Prior to October 15, 2035 (the “Par Call Date”), the Company may redeem the Securities in whole at any time, or in part from time to time, at a redemption price based on a “make-whole” premium calculated on a yield of T+25bps, plus accrued and unpaid interest, if any, to the redemption date. At any time on or after the Par Call Date, the Company may redeem the Securities, in whole or in part at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest on the principal amount of the Securities being redeemed to such redemption date.

The Company may redeem the Securities, in whole but not in part, at 100% of its principal amount plus accrued and unpaid interest and additional amounts, if any, at any time upon the occurrence of specified events relating to Brazilian, Dutch or other relevant jurisdictions’ tax laws.

In connection with any tender offer for the Securities, in the event that the holders of not less than 85% of the aggregate principal amount of the outstanding Securities validly tender and do not validly withdraw Securities in such tender offer or a third party purchases all the Securities held by such holders, then the Company will have the right, on not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all of the Securities that remain outstanding following such purchase at a price equal to the price paid to each other holder in such tender offer, plus, to the extent not included in the purchase price, accrued and unpaid interest and additional amounts, if any, on the Securities that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Listing: The Company expects to list the Securities on the New York Stock Exchange.

Purchase Price: 98.304% of the principal amount, plus accrued interest, if any, from and including September 10, 2025, if settlement occurs after that date.

Registration Statement Nos.: 333-286881 and 333-286881-02.

Execution Time: 3:15 p.m. EDT on September 3, 2025.

Closing: 9:30 a.m. EDT on September 10, 2025, at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York, in Federal (same day) funds.

Representatives: BNP Paribas Securities Corp., BofA Securities, Inc., Itau BBA USA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities LLC, and Rabo Securities USA, Inc.

Indenture: Indenture dated on or about September 10, 2025, as supplemented by a first supplemental indenture, dated on or about September 10, 2025.

Qualifications to Any Covenants or Representations Made by the Company or the Guarantor: None.

Underwriter Information: Banco Safra S.A., acting through its Cayman Islands Branch, BNP Paribas Securities Corp., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., Itau BBA USA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities LLC, MUFG Securities Americas Inc., Rabo Securities USA, Inc., Santander US Capital Markets LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and UBS Securities LLC.

Notices to Underwriters: Notices to the Underwriters shall be directed to:

Banco Safra S.A., acting through its Cayman Islands Branch

Harbour Place, 5th Floor

103 South Church Street

P.O. Box 1353,

Grand Cayman – Ky1-1108

Cayman Islands

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Attention: Syndicate Desk

Tel: +1 (212) 841-2871

Toll Free: 1-800-854-5674

E-mail: DL.US.Syndicate.Support@us.bnpparibas.com

BofA Securities, Inc.

1540 Broadway

NY8-540-26-02

New York, New York 10036

USA

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

Email: dg.hg_ua_notices@bofa.com

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas, 8th Floor

New York, New York 10019

U.S. Toll Free: +1 (866) 807-6030

U.S. Collect: +1 (212) 261-7802

E-mail: us.liabilitymanagement@ca-cib.com

Attention: Debt Capital Markets/Liability Management

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

Fax: +1 (212) 902-9316

HSBC Securities (USA) Inc.

66 Hudson Boulevard

New York, New York 10001

Attention: Transaction Management Group

Itau BBA USA Securities, Inc.

599 Lexington Avenue, 34th Floor

New York, New York 10022

Attention: Debt Capital Markets, with a copy to Legal Department

Facsimile: +1 (212) 207-9076

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

USA

Attention: Latin America Debt Capital Markets

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Latin America Debt Capital Markets

Email: BA_DCM_Notices@mizuhogroup.com

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Attention: Liability Management

Phone: (212) 405-7440

Fax: (646) 434-3455

Rabo Securities USA, Inc.

151 W 42nd Street, 8th floor

New York, New York 100136

Attention: Debt Capital Markets

E-mail: DCMAmericas@rabobank.com

Santander US Capital Markets LLC

437 Madison Avenue

New York, New York 10022

Attention: Debt Capital Markets

Email: DCMAmericas@santander.us

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Attention: Debt Capital Markets

Email: US.Legal@scotiabank.com / TAG@scotiabank.com

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Attention: Debt Capital Markets

Toll-free: +1 (212) 224-5135

E-mail: prospectus@smbcnikko-si.com

UBS Securities LLC

11 Madison Avenue

New York, New York 10010

Attention: Fixed Income Syndicate

Telephone number: (203) 719-1088

Email: dl-synd-stamford@ubs.com

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.

To the extent not superseded or amended by the terms hereof, the provisions of the Underwriting Agreement Basic Provisions are incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement Basic Provisions.

This Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Guarantor one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantor and the several Underwriters in accordance with its terms.

Very truly yours,

SUZANO NETHERLANDS B.V.

By:	/s/ Tiago Sousa Seixas
	Name:	Tiago Sousa Seixas
	Title:	Managing Director

By:	/s/ Justo Jose Gomez Palmes
	Name:	Justo Jose Gomez Palmes
	Title:	Managing Director

SUZANO S.A.

By:	/s/ Marcos Moreno Chagas Assumpção
	Name:	Marcos Moreno Chagas Assumpção
	Title:	Executive Vice-President of Finance and Investor Relations

By:	/s/ Marcos Moreno Chagas Assumpção
	Name:	Maria Luiza de Oliveira Pinto e Paiva
	Title:	Executive Vice-President of Sustainability, Communication and Brand

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

BANCO SAFRA S.A., ACTING THROUGH ITS CAYMAN ISLANDS BRANCH

By:	/s/ Evandro Luiz de Almeida Pereira
	Name:	Evandro Luiz de Almeida Pereira
	Title:	Director

By:	/s/ Carlos Pelá
	Name:	Carlos Pelá
	Title:	Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Julien Pecoud-Bouvet
	Name:	Julien Pecoud-Bouvet
	Title:	Director

BOFA SECURITIES, INC.

By:	/s/ Maxim Volkov
	Name:	Maxim Volkov
	Title:	Managing Director

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Davis C. Travis
	Name:	Davis C. Travis
	Title:	Managing Director

By:	/s/ Ivan Hrazdira
	Name:	Ivan Hrazdira
	Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
	Name:	Sam Chaffin
	Title:	Vice President

HSBC SECURITIES (USA) INC.

By:	/s/ Alexei Remizov
	Name:	Alexei Remizov
	Title:	Managing Director

ITAU BBA USA SECURITIES, INC.

By:	/s/ Matthew Dukes
	Name:	Matthew Dukes
	Title:	Managing Director

By:	/s/ Pedro Frade Rodrigues
	Name:	Pedro Frade Rodrigues
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Lane Feler
	Name:	Lane Feler
	Title:	Executive Director

MIZUHO SECURITIES USA LLC

By:	/s/ Rodrigo Garcia de Leon Ferrer
	Name:	Rodrigo Garcia de Leon Ferrer
	Title:	Managing Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Richard Testa
	Name:	Richard Testa
	Title:	Managing Director

RABO SECURITIES USA, INC.

By:	/s/ Jan Hendrik de Graaff
	Name:	Jan Hendrik de Graaff
	Title:	Managing Director

By:	/s/ Mehdi Manii
	Name:	Mehdi Manii
	Title:	Executive Director

SANTANDER US CAPITAL MARKETS LLC

By:	/s/ Richard Zobkiw
	Name:	Richard Zobkiw
	Title:	Executive Director

SCOTIA CAPITAL (USA) INC.

By:	/s/ Juan Fullaondo
	Name:	Juan Fullaondo
	Title:	Managing Director and Head

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Arthur Rubin
	Name:	Arthur Rubin
	Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ Todd Mahoney
	Name:	Todd Mahoney
	Title:	Managing Director, Head of DCM Syndicate Americas

By:	/s/ Igor Grinberg
	Name:	Igor Grinberg
	Title:	Managing Director, DCM Syndicate Americas